Exhibit 10.07

Execution Version

AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 20, 2024, by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation with offices located at 205 S. Hoover Blvd., Suite 210, Tampa, Florida 33609 (the “Company”), TWO SEAS MASTER (GLOBAL) FUND LP, a Cayman Islands limited partnership (the “Collateral Agent”), and each Person whose name appears on the signature page to this Amendment (each a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the NWPA or the Notes, each as referred to and defined below.

RECITALS

WHEREAS, the Company, the Collateral Agent and the Buyers entered into that certain Note and Warrant Purchase Agreement, dated as of December 1, 2023 (as amended, modified, extended, restated, replaced, joined or supplemented from time to time, the “NWPA”), governing the terms of the Notes and the Warrants issued by the Company to the Buyers upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Company has requested that the Collateral Agent and the Holders agree to amend certain provisions of the Notes to extend the maturity date thereof, as set forth herein; and

WHEREAS, the Collateral Agent and the Holders have agreed to amend the Notes subject to certain conditions, including the amendment of the NWPA and the conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENTS.

Subject to the condition set forth in Section 3 of this Amendment, the NWPA is hereby amended as follows:

(a)	Section 4(l) is amended by inserting “and the Conversion Right” after “the Warrant” each time that it appears therein.

(b)

Section 4(o) is amended by adding the following new sentence to the end thereof: “For avoidance of doubt, any disposition of assets or performance by the Company or any of its Subsidiaries of their obligations as contemplated by the JV Agreement shall not violate this Section 4(o).”

(c)	Section 4(p) is amended by deleting the subsection in its entirety and inserting the following in lieu thereof:

Exercise Procedures. The forms of exercise notice included in the Notes and Warrant sets forth the totality of the procedures required of any Holder in order to exercise the Conversion Right and the Warrant, respectively. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of any such Holder to exercise the Conversion Right or the Warrant. The Company shall honor exercise of the Conversion Right and the Warrant, and shall deliver the Conversion Shares and the Warrant Shares, as applicable, in accordance with the terms, conditions and time periods set forth in the Notes or Warrant, as applicable.

(d)	Section 9(a) is amended by inserting the following new subsections after subsection (v):

(vi) the Company’s failure, upon exercise by a Holder of its right to convert all or a portion of the Convertible Obligations, to issue and deliver to Holder the Conversion Shares within ten (10) days of the Conversion Date;

(e)	Annex 1 is amended as follows:

(i)

the definition of “Permitted Liens” is amended by inserting the following new subsection (s) after subsection (t): “Liens securing the Company’s obligations under the March 2023 Notes in effect as of the Amendment Closing Date”;

(ii)	the definition of “Securities” is amended by inserting “the Conversion Shares (as defined in the Notes) after “the Warrant,”;

(iii)	by inserting the following new definitions in the correct alphabetical order:

“Amendment Closing Date” means December 20, 2024.

“Capital Raise Amount” means the aggregate purchase price paid to the Company pursuant to the Securities Purchase Agreement.

“Conversion Right” means the right of the Holders to convert the outstanding obligations under the Notes to Common Stock pursuant to Section 4 of each of the Notes.

“March 2023 Notes” means the promissory notes issued by the Company pursuant to the Note and Warrant Purchase Agreement dated as of March 6, 2023, by and among the company and the collateral agent and holders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

2.	REFERENCE TO AND EFFECT UPON THE TRANSACTION DOCUMENTS.

Except as expressly modified hereby or by the Amendment Documents (as defined below), all terms, conditions and covenants contained in the Transaction Documents, including the Notes, and all rights of the holders of the Notes, including the Holder, and the Collateral Agent thereunder, shall remain in full force and effect. The Company hereby confirms that the Transaction Documents are in full force and effect and that the Company does not have any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations under the Transaction Documents.

3.	CLOSING; CONDITION TO EFFECTIVENESS.

(a)

On the date hereof (the “Amendment Closing Date”), the Collateral Agent, each of the Holders, the Company, and certain Subsidiaries of the Company will execute and deliver the following documents (collectively, the “Amendment Documents”:

(i)	this Amendment;

(ii)	the Amended and Restated Convertible Promissory Note in the form attached hereto as Exhibit A;

(iii)	the Amendment to Warrants to Purchase Common Stock in the form attached hereto as Exhibit B;

(iv)	the Amendment and Restated Registration Rights Agreement in the form attached hereto as Exhibit C.

(b)

The effectiveness of the amendments to the Transaction Documents set forth in this Amendment and the other Amendment Documents is subject to the satisfaction, on or before the Amendment Closing Date, or waiver by the Company, the Collateral Agent and each of the Holders in writing of each of the following conditions:

(i)

Each of the Collateral Agent, the Company, and each Holder shall have executed each of the Amendment Documents to which it is a party and delivered the same to each of the Collateral Agent and the Company;

(ii)

Each of the parties to the Joint Venture Agreement, dated on or about the Amendment Closing Date by and among Capital Latinamericano, S.A. de C.V., the Company and certain of the Company’s Subsidiaries with respect to a joint venture to develop a fertilizer project in Mexico, shall have executed the Joint Venture Agreement and the Company shall have delivered the same to the Collateral Agent;

(iii)

(A) The Company and the other parties thereto shall have executed the Securities Purchase Agreement dated on or about the Amendment Closing Date by and among the Company and the purchasers party thereto pursuant to which the Company will issue and the purchasers will purchase shares of the Common Stock for an aggregate purchase price of up to $12 million; (B) the Securities Purchase Agreement shall provide for commitments by such purchasers to purchase Common Stock from the Company in an aggregate amount of at least $3.5 million within one Business Day following the Amendment Closing Date; and (C) the Company shall have delivered the Securities Purchase Agreement to the Collateral Agent.

(iv)	The Company and the holders of the March 2023 Notes shall have executed amendments extending the maturity date of the March 2023 Notes to at least December 31, 2025.

4.	GOVERNING LAW.

The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment.

5.	SEVERABILITY.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

6.	COUNTERPARTS.

This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.	ENTIRE AGREEMENT.

This Amendment and the Transaction Documents, as amended by the Amendment Documents, set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.

[Signature page follows.]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC., as the Company

By:
Name: Mark D. Gordon
Title: Chairman and Chief Executive Officer

Acknowledged by:
TWO SEAS MASTER (GLOBAL) FUND LP, as Collateral Agent

By:
Name: Lawrence V. Palermo
Title: Chief Financial Officer

[Signature page to Amendment to Note and Warrant Purchase Agreement]